Execution Copy: August 1, 2013

NEITHER THIS SECURED CONVERTIBLE PROMISSORY NOTE (THE “NOTE”) NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE (COLLECTIVELY, THE “SECURITIES”) HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THE NOTE, INCLUDING SECTION 7(b) HEREOF. THE PRINCIPAL AMOUNT OUTSTANDING UNDER THIS NOTE MAY BE LESS THAN THE AMOUNT STATED ON THE FACE HEREOF PURSUANT TO SECTION 7(b) HEREOF.

Issue Date: August 1, 2013	Principal Amount: $10,000,000.

ELITE PHARMACEUTICALS, INC. AND ELITE LABORATORIES, INC.
SECURED CONVERTIBLE NOTE DUE 2016

FOR VALUE RECEIVED, pursuant to the Purchase Agreement (as defined below), ELITE PHARMACEUTICALS, INC., a Nevada corporation (the “Company”) and its wholly-owned subsidiary, ELITE LABORATORIES, INC., a Delaware corporation (“Elite” and, together with the Company, the “Debtors”), jointly and severally, promise to pay to the order of MIKAH PHARMA LLC, a limited liability company organized under the laws of the State of Delaware (the “Holder”), the principal sum of Ten Million Dollars and no cents ($10,000,000), on the Maturity Date (as defined below), or such earlier date as the Note is required or permitted to be repaid as provided hereunder.

This Note is interest free.

Payments of principal shall be made in lawful money of the United States of America to the Holder at its address as provided in Section 13 or by wire transfer to such account specified from time to time by the Holder hereof for such purpose by notice as provided in Section 13.

1.                  Definitions. In addition to the terms defined elsewhere in this Note, (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Asset Purchase Agreement by and between Holder and Elite of even date (the “Purchase Agreement”), and (b) the following terms have the meanings indicated:

“Bankruptcy Event” means any of the following events: (a) any of the Debtors commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to such Debtor; (b) there is commenced against any of the Debtors any such case or proceeding that is not dismissed within 60 days after commencement; (c) any of the Debtors is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) any of the Debtors suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) any of the Debtors makes a general assignment for the benefit of creditors; (f) any of the Debtors calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) any of the Debtors, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

8K 2013 8 5 Exhibit 10 2 Secured Convertible Note.doc

“Change of Control” will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of a Debtor with or into any other corporation or other entity or person (whether or not such Debtor is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of such Debtor prior to such event cease to own fifty percent (50%) or more of the voting power, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation: (x) any “going private” transaction under Rule 13e-3 promulgated pursuant to the 1934 Act or (y) any tender offer by the Company under Rule 13e-4 promulgated pursuant to the 1934 Act for twenty percent (20%) or more of the Company's Common Stock), (ii) any person (as defined in Section 13(d) of the 1934 Act) beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the 1934 Act without regard to the 60-day exercise period) in excess of fifty percent (50%) of the Company’s voting power, (iii) there is a replacement of more than one-half of the members of the Company’s Board of Directors which is not approved by a majority of those individuals who are members of the Company’s Board of Directors on the Original Issue Date, (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis, or (v) any Debtor enters into any agreement providing for an event set forth in (i), (ii), (iii) or (iv) above.

“Common Stock” means shares of the Company’s common stock, $0.001 par value.

“Common Stock Deemed Outstanding” means, at any given time, the sum of (a) the number of shares of Common Stock actually outstanding at such time, plus (b) the number of shares of Common Stock issuable upon exercise of options outstanding at such time, plus (c) the number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as outstanding any Convertible Securities issuable upon exercise of options outstanding at such time), in each case, regardless of whether the options or Convertible Securities are actually exercisable at such time; provided, that Common Stock Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly owned subsidiaries.

“Conversion Date” means the date any Conversion Notice is delivered to the Company together with the Conversion Schedule pursuant to Section 6(a).

“Conversion Notice” means a written notice in the form attached hereto as Schedule 1.

“Conversion Price” means $0.07, subject to adjustment from time to time pursuant to Section 10.

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“Conversion Shares” means shares of Common Stock issuable to holder upon Conversion.

“Convertible Securities” means any convertible securities, preferred stock, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

“Excluded Stock” means the issuance of (a) shares of Common Stock or options to employees, consultants, officers or directors of the Company pursuant to (i) any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose or (ii) employment agreements with Company employees, (b) securities upon the exercise or exchange of or conversion of Convertible Securities outstanding as of the date of this Note, provided that such securities are not amended subsequent to the date of this Note to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in, or an individual that operates, a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) up to a maximum of 5,000,000 shares of Common Stock or Common Stock equivalents in any rolling 12 month period issued to consultants, vendors, financial institutions or lessors in connection with services provided by such Persons referred to in this clause (d), but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and provided that none of such shares may be registered for sale or resale by any of such holders; (e) securities issued as dividends payable upon any shares of Company Preferred Stock issued and outstanding as of the Original Issue Date; (f) securities issued pursuant to the terms of any of the Transaction Documents and (g) securities issued in connection with any stock split, stock dividend or recapitalization of the Common Stock.

“Issuable Maximum” means: (a) for purposes of Section 6(b)(i) a number of shares of Common Stock equal to 19.99% of the of the Company's outstanding shares on the Original Issue Date; and (b) for purposes of Section 6(b)(ii) and (iii) the balance of authorized shares of Common Stock that are not issued, outstanding or reserved for issuance.

“Market Price” means the average closing price of a share of Common Stock on the principal Trading Market on which such shares are then trading for the 10 Trading Days immediately preceding the Mandatory Conversion Date.

“Maturity Date” means the third anniversary of the Original Issue Date.

“Original Issue Date” means the date of the first issuance of this Note, regardless of the number of transfers of any particular Note.

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“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, business association, organization, Governmental Entity or other entity.

“Security Agreement” means the Security Agreement of even date between the Holder as Secured Party and the Debtors as Debtors.

“Shareholder Approval” means (a) for purposes of Section 6(b)(i), the vote of Company shareholders, if and as may be required by the applicable rules and regulations of the Company’s Trading Market (or any successor entity) to approve the issuance of shares of Common Stock in excess of the Issuable Maximum; and (b) for purposes of Section 6(b)(iii), the vote of Company shareholders, as may be required by Nevada law to approve the issuance of shares of Common Stock in excess of the Issuable Maximum.

“Trading Day” means any day that the Trading Market upon which the Common Stock trades or is quoted is open.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: (a) the following National Markets: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or (b) the OTC Bulletin Board (or any successors to any of the foregoing).

“Transaction Documents” means, collectively, this Note, the Purchase Agreement, the Security Agreement, and the schedules and exhibits hereto and thereto.

“Triggering Event” means any of the following events: (a) the Common Stock is not listed or quoted, or is suspended from trading, on a Trading Market for a period of five or more Trading Days (which need not be consecutive Trading Days); (b) subject to subsection c below, the Company fails to have available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue the Conversion Shares upon any conversion of this Note; (c) if at any time commencing 30 Trading Days after the Shareholder Approval, any Common Stock issuable pursuant to the Transaction Documents is not listed on a Trading Market; (d) if Shareholder Approval is required, the Company shall have failed to receive the Shareholder Approval within four (4) months of the requirement to obtain such Shareholder Approval; (e) any of the Debtors fails to make any cash payment required under the Transaction Documents and such failure is not cured within fifteen (15) calendar days after notice of such default is first given to such Debtor by the Holder; or (f) any of the Debtors defaults in the timely performance of any other obligation under the Transaction Documents and such default continues uncured for a period of thirty (30) calendar days after the date on which notice of such default is first given to such Debtor by the Holder (it being understood that no prior notice need be given in the case of a default that cannot reasonably be cured within such thirty (30) days).

2.                  Payment of Principal.

(a)                Principal Payment at Maturity. The Company shall pay the outstanding principal balance of this Note to the Holder on the Maturity Date.

3.                  Covenants.

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(a)                Except to the extent that Shareholder Approval is required by Section 6(b), the Company covenants that it will at all times reserve and keep available out of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Conversion Shares as required hereunder, the number of Conversion Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) this entire Note (taking into account the adjustments set forth in Section 10), free from preemptive rights or any other contingent purchase rights of Persons other than the Holder. The Company covenants that all Conversion Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized and issued and fully paid and nonassessable.

4.                  Registration of Notes. The Debtors shall register the Note upon records to be maintained by the Debtors for that purpose (the “Note Register”) in the name of the record holder thereof from time to time. The Debtors may deem and treat the registered Holder of this Note as the absolute owner hereof for the purpose of any conversion hereof or any payment of principal hereon, and for all other purposes, absent actual notice to the contrary.

5.                  Transfers; Registration thereof.

(a)                The Holder is not permitted to transfer this Note or any of its rights thereunder; except to its sole member or any other entity wholly-owned by its sole member; provided that the transferee of any such permitted transfer agrees to be bound by this and any other restrictions of Holder under the Note.

(b)               The Debtors shall register the transfer of any portion of this Note in the Note Register upon surrender of this Note to the Debtors at its address for notice set forth herein. Upon any such registration or transfer, a new Note, in substantially the form of this Note (any such new Note, a “New Note”), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Note. No service charge or other fee will be imposed in connection with any such registration of transfer or exchange.

6.                  Conversion.

(a)                At the Option of the Holder. All or any portion of the principal of this Note shall be convertible into shares of Common Stock (subject to the limitations set forth in Section 6(b)), at the option of the Holder, at any time, and from time to time, from and after the first anniversary of the Original Issue Date. The number of Conversion Shares issuable upon any conversion hereunder shall equal the outstanding principal amount of this Note to be converted, divided by the Conversion Price. The Holder shall effect conversions under this Section 6(a) by delivering to the Company a Conversion Notice together with a schedule in the form of Schedule 2 attached hereto (the “Conversion Schedule”). If the Holder is converting less than all of the principal amount of this Note, or if a conversion hereunder may not be effected in full due to the application of Section 6(b), the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to the Holder a Conversion Schedule indicating the principal amount which has not been converted.

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(b)               Conversion Restrictions. Anything set forth herein to the contrary notwithstanding:

(i)                 If the Company is listed on a Trading Market that is a National Market and the Company has not previously obtained Shareholder Approval, and such National Market requires Shareholder Approval then the Company may not issue in excess of the Issuable Maximum upon conversions of the Notes. If on any Conversion Date: (A) the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of the then outstanding principal amount of Note would exceed the Issuable Maximum, and (B) the Company shall not have previously obtained Shareholder Approval, then the Company shall issue to the converting Holder a number of shares of Common Stock up to the Issuable Maximum. The Company and the Holder understand and agree that shares of Common Stock issued to and then held by the Holder as a result of conversions of the Note shall not be entitled to cast votes on any resolution to obtain Shareholder Approval pursuant hereto.

(ii)               If, upon any Conversion Date prior to the second anniversary of the Original Issue Date, there is not a sufficient number of authorized shares of Common Stock (that are not issued, outstanding or reserved for issuance) available to effect the entire Conversion, such conversion shall not exceed the Issuable Maximum.

(iii)             If, upon any Conversion Date on or after the second anniversary of the Original Issue Date, there is not a sufficient number of authorized shares of Common Stock (that are not issued, outstanding or reserved for issuance) available to effect the entire Conversion, such conversion shall not exceed the Issuable Maximum; however, the Company shall use its best efforts to obtain Shareholder Approval within four (4) months of such Conversion Date to permit the balance of the conversion.

(c) Mandatory Conversion. Notwithstanding any other provision of this Note to the contrary, if, on the date (the “Mandatory Conversion Date”) any payment under this Note is due and payable whether on the date on which the obligations under the Note mature or by acceleration, redemption, prepayment or otherwise other than as a result of a Bankruptcy Event (a “Payment”), the Market Price of the Common Stock is below $0.15 (as adjusted for any stock split, stock dividend or recapitalization of the Common Stock), any such Payment shall automatically be converted into Common Stock at the Conversion Price. If there is not a sufficient number of authorized shares of Common Stock that are not issued, outstanding or reserved for issuance to permit full conversion of the payment under this Subsection 6(c) (such insufficient number of shares of Common Stock, the “Balance Shares”), the Company shall issue to the Holder, in lieu of the Balance Shares a one year option to acquire the Balance Shares in exchange for the portion of the Payment represented by the Balance Shares. Should the Company not increase its authorized number of shares of Common Stock to permit exercise of such option within four (4) months of the date of the issuance of such options, the Company shall be required to redeem such option for the portion of the Payment represented by the Balance Shares.

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7.                  Mechanics of Conversion.

(a)                Upon conversion of this Note, the Company shall promptly (i) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in the name of the Holder a certificate for the Conversion Shares issuable upon such conversion or (ii) instruct the Company’s transfer agent to issue such Conversion Shares in book entry form and promptly notify Holder of same. Such Shares shall be restricted securities, not transferable unless registered under the Securities Act or such transfer is permitted pursuant to an exemption from such registration under the Securities Act. The Holder shall be deemed to have become holder of record of such Conversion Shares as of the Conversion Date.

(b)               The Holder shall not be required to deliver the original Note in order to effect a conversion hereunder. Execution and delivery of the Conversion Notice shall have the same effect as cancellation of the original Note and issuance of a New Note representing the remaining outstanding principal amount. Upon surrender of this Note following one or more partial conversions, the Debtors shall promptly deliver to the Holder a New Note representing the remaining outstanding principal amount.

8.                  Events of Default.

(a)                “Event of Default” means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)                 any default in the payment of principal in respect of the Note, as and when the same becomes due and payable (whether on the date on which the obligations under the Note mature or by acceleration, redemption, prepayment or otherwise) and such default continues for a period of fifteen (15) Trading Days;

(ii)               a material breach by any of the Debtors of its covenants, representations or warranties hereunder or in any other Transaction Document that remains uncured for a period of thirty (30) days following receipt by the Debtors of written notice of such breach;

(iii)             the occurrence of a Triggering Event;

(iv)             any Debtor, which is a partnership, limited liability company, limited partnership or a corporation, dissolves, suspends or discontinues doing business (other than a consolidation or similar transaction between the Debtors); or

(v)               the occurrence of a Bankruptcy Event.

(b)               At any time or times following the occurrence of an Event of Default, all amounts due and owing under this Note shall become immediately due and payable.

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(c)                Upon the occurrence of any Bankruptcy Event, all amounts due and owing under this Note shall immediately become due and payable in full in cash and not in Common Stock, without any further action by the Holder.

(d)               In connection with any Event of Default, the Holder need not provide and the Debtors hereby waive any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder, under any of the Transaction Documents and all other remedies available to it under applicable law. Any such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereto. The remedies under this Note and any other Transaction Document or available under applicable law shall be cumulative.

9. Charges, Taxes and Expenses. Issuance of certificates for Conversion Shares upon conversion of (or otherwise in respect of) this Note shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Note or receiving Conversion Shares in respect hereof.

10. Certain Adjustments. The Conversion Price is subject to adjustment from time to time as set forth in this Section 10.

(a) Stock Dividends and Splits. If the Company, at any time while this Note is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock (other than regular dividends on shares of the Company’s shares of preferred stock issued and outstanding as of the Original Issue Date), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this Section 10(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this Section 10(a) shall become effective immediately after the effective date of such subdivision or combination.

(b) Pro Rata Distributions. If the Company, at any time while this Note is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock described in Section 10(c)), (iii) rights or warrants to subscribe for or purchase any security, or (iv) cash or any other asset (in each case, “Distributed Property”), then, at the request of the Holder delivered before the 90th day after the record date fixed for determination of stockholders entitled to receive such distribution, the Company will deliver to the Holder, within five (5) Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that the Holder would have been entitled to receive in respect of the Conversion Shares for which this Note could have been converted immediately prior to such record date. If such Distributed Property is not delivered to the Holder pursuant to the preceding sentence, upon any conversion of this Note that occurs after such record date, the Holder shall be entitled to receive, in addition to the Conversion Shares otherwise issuable upon such conversion, the Distributed Property that the Holder would have been entitled to receive in respect of such number of Conversion Shares had the Holder been the record holder of such Conversion Shares immediately prior to such record date.

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(c) Fundamental Changes. If, at any time while this Note is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) any Debtor effects any sale of all or substantially all of its assets in one or more transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock described in Section 10(a)) (in any such case, a “Fundamental Change”), then upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion absent such Fundamental Change, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Change if it had been, immediately prior to such Fundamental Change, the holder of one share of Common Stock (the “Alternate Consideration”). If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Change, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Change. In the event of a Fundamental Change, the Debtors or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that:

(i)                 This Note shall thereafter entitle the Holder to purchase the Alternate Consideration, and

(ii)               In the case of any such successor or purchasing Person, upon such consolidation, merger, statutory exchange, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Debtors for the performance of all of the Debtors’ obligations under this Note and the other Transaction Documents.

If, in the case of any Fundamental Change, the Alternate Consideration includes shares of stock, other securities, other property or assets of a Person other than the Company or any such successor or purchasing Person, as the case may be, in such Fundamental Change, then such written agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. At the Holder’s request, any successor to any of the Debtors or surviving Person in such Fundamental Change shall issue to the Holder a new Note consistent with the foregoing provisions and evidencing the Holder’s right to convert such Note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Change is effected shall include terms requiring any such successor or surviving Person to comply with the provisions of this Section 10(c) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Change.

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(d) Antidilution Adjustment of Conversion Price upon Issuance of Common Stock. If at any time this Note is outstanding, the Company issues or sells, or in accordance with this Section 10(d) is deemed to have issued or sold, any shares of Common Stock, with the exception of Excluded Stock, for a consideration per share less than the Conversion Price in effect immediately prior to such time (each such sale or issuance, a “Dilutive Issuance”), then concurrent with such Dilutive Issuance, the Conversion Price then in effect shall be reduced to a price (rounded to the nearest cent) equal to the product of (A) the Conversion Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Conversion Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Conversion Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance.

(e) Calculations. All calculations under this Section 10 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 10, the Company at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare and deliver to the Holder a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based.

(g) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating, or solicits stockholder approval for, any Fundamental Change or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least twenty (20) Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to convert this Note prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

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11.              No Fractional Shares. The Company shall not issue or cause to be issued fractional Conversion Shares on conversion of this Note. If any fraction of an Conversion Share would, except for the provisions of this Section 11, be issuable upon conversion of this Note, the number of Conversion Shares to be issued will be rounded up to the nearest whole share.

12.              Grant of Security Interest. This Note and payments of principal and all other obligations with respect to this Note are hereby secured by all of the Purchased Assets. Elite hereby conveys to Holder a first priority security interest in all Purchased Assets as set forth in the Security Agreement.

13.              Notices. Any and all notices or other communications or deliveries hereunder (including any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 13 prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 13 on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to any of the Debtors, care of Elite as set forth in the Purchase Agreement, or (ii) if to the Holder, as set forth in the Purchase Agreement.

14.              Miscellaneous.

(a)                This Note shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Debtors shall not be permitted to assign this Note and the Holder shall not be permitted to assign this Note other than pursuant to Section 5.

(b)               Subject to Section 14(a), nothing in this Note shall be construed to give to any person or corporation other than the Debtors and the Holder any legal or equitable right, remedy or cause under this Note.

(c)                Governing Law; Venue; Waiver Of Jury Trial. all questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the state of new JERSEY, without regard to the principles of conflicts of law thereof. each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts sitting in the county of ESSEX, CITY OF NEWARK AND OF THE STATE COURTS SITTING IN THE COUNTY OF BERGEN, city of HACKENSACK, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the transaction documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. the borrowers hereby waives all rights to a trial by jury.

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(d)               The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(e)                In case any one or more of the provisions of this Note shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Note.

(f)                No provision of this Note may be waived or amended except in a written instrument signed, in the case of an amendment, by the Debtors and the Holder or, or, in the case of a waiver, by the Holder. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(g) Each Party and its counsel have participated fully in the review and revision of this Note and the Transaction Documents. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement. The language in this Note and the Transaction Documents shall be interpreted as to its fair meaning and not strictly for or against any Party.

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IN WITNESS WHEREOF, the Debtors have caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

ELITE PHARMACEUTICALS, INC

By__________________________
Name:
Title:

ELITE LABORATORIES, INC.

By___________________________
Name:
Title:

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Execution Copy: August 1, 2013

Schedule 1

FORM OF CONVERSION NOTICE

(To be executed by the registered Holder
in order to convert a Convertible Note)

TO:	ELITE PHARMACEUTICALS, INC.

Re:	Secured Convertible Note due 2016 (this “Note”) issued by Elite Pharmaceuticals, Inc. and Elite Laboratories, Inc. to Mikah Pharma LLC on or about August 1, 2013 in the original principal amount of $10,000,000.

The undersigned hereby elects to convert the aggregate principal amount indicated below of this Note into shares of common stock, par value $0.001 per share (the “Common Stock”), of Elite Pharmaceuticals, Inc., a Nevada corporation (the “Corporation”), according to the conditions hereof, as of the date written below.

Date of Conversion:

Aggregate Principal Amount of Note Being Converted:

Number of Shares of Common Stock to be Issued:

Applicable Conversion Price:

Authorization:
By:______________________
Name: ___________________

Dated:

ACKNOWLEDGEMENT

The Corporation hereby acknowledges this Conversion Notice and hereby directs American Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock.

ELITE PHARMACEUTICALS, INC.
By: ___________________________________________________________
Name: _________________________________________________________
Title: __________________________________________________________

Execution Copy: August 1, 2013

Schedule 2

CONVERSION SCHEDULE

This Conversion Schedule reflects conversions of the Secured Convertible Note Due 2016 issued by Elite Pharmaceuticals, Inc. and Elite Laboratories, Inc.

Date of Conversion	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion